Exhibit 4.8


          SECOND AMENDMENT, dated as of December 29, 1994 (this "Amendment"), to the REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of October 7, 1994 (as amended and as the same may be further amended, supplemented, modified or extended from time to time, the "Agreement"), among NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Borrower"), each of the several lenders from time to time parties thereto (each a "Lender" and, collectively, the "Lenders"), THE BANK OF NEW YORK, as Administrative Agent for the Lenders (the "Administrative Agent") and THE FIRST NATIONAL BANK OF BOSTON and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as Co-Agents.


                       W I T N E S S E T H:


          WHEREAS, Triarc Companies, Inc., a Delaware corporation (the "Guarantor") previously entered into a Pledge and Security Agreement, dated as of October 7, 1994, to secure the due and punctual payment of the obligations of the Borrower to the Lenders; and

          WHEREAS, the Guarantor intends to transfer, with effect at and from the date and time of execution of this Amendment, 100% of the outstanding common stock, par value $1.00 per share (the "Common Stock"), of the Borrower to the Guarantor's wholly owned subsidiary, NPC Holdings, Inc., a Delaware corporation ("Holdings"); and

          WHEREAS, in connection with such transfer, (i) the Guarantor has entered into a First Amendment (the "Pledge Amendment"), dated as of even date herewith, to the Pledge and Security Agreement, dated as of October 7, 1994, between it and The Bank of New York as agent for the Creditors (as defined therein) and (ii) Holdings has entered into a Pledge and Security Agreement (the "Holdings Pledge"), dated as of even date herewith, between it and The Bank of New York as agent for the Creditors (as defined therein); and

          WHEREAS, the parties desire to amend the Agreement to reflect the foregoing transactions;

          NOW, THEREFORE, the parties hereby agree as follows:

          Section 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.
Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Agreement shall, from and after the date hereof, refer to the Agreement as amended hereby.

          Section 2. Amendment of Section 1.01(b). Section 1.01(b) is hereby amended as follows:

          (a)  The following new definitions are added:

               "'Holdings' means NPC Holdings, Inc., a Delaware corporation and a wholly owned direct subsidiary of the Guarantor."

               "'Holdings Pledge' means the Pledge and Security Agreement, dated as of December 29, 1994, between Holdings and The Bank of New York as agent for the Creditors (as defined therein)."
                    (b) The term "Security Documents" is amended to read in its entirety as follows:

               "'Security Documents' means the Security Agreements, the Trademark Security Agreement, the Pledge and Security Agreement, the Holdings Pledge, the Mortgages, any related financing statements, UCC filings, bank acknowledgments and similar instruments and documents."

          Section 3. Amendment of Article VI. Article VI is hereby amended to provide that, on and after the date of this Amendment, each representation and warranty of the Borrower that is given therein with respect to the Guarantor shall also be deemed to be a representation and warranty of the Borrower with respect to Holdings.

          Section 4. Amendment of Section 9.01. Section 9.01 is hereby amended to provide that each and every reference in Sections 9.01(i) and 9.01(j) to "the Guarantor" also shall be deemed to be a reference to "Holdings".

          Section 5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders (a) that the execution and delivery of this Amendment by it has been duly authorized by all necessary corporate action, (b) that this Amendment constitutes the valid and legally binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equity principles, (c) the execution, delivery and performance of this Amendment does not violate or contravene the terms of the Borrower's charter documents, by-laws or any agreement or instrument binding on the Borrower or its property and (d) the Holdings Pledge and the First Amendment, dated as of December 30, 1994 (the Pledge Amendment"), to the Pledge and Security Agreement, have been duly authorized, executed and delivered by Holdings and by the Guarantor, respectively.

          Section 6. Conditions Precedent. The effectiveness of this Amendment shall be subject to the conditions precedent that (i) the Holdings Pledge shall have been executed and delivered by Holdings, (ii) the Pledge Amendment shall have been executed and delivered by the Guarantor, (iii) the Administrative Agent shall have received an opinion, in form and substance satisfactory to it, of Stuart I. Rosen, Associate General Counsel of the Guarantor, with respect to the Amendment, the Holdings Pledge, the Pledge Amendment, the transactions provided for therein and certain related matters and (iv) this Amendment shall have been executed and delivered by the Borrower, the Required Lenders and the Administrative Agent.

          Section 7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

          Section 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         NATIONAL PROPANE CORPORATION



                         By: Thomas E. Shultz
                             ---------------------
                             Name:  Thomas E. Shultz
                             Title: Vice President and Treasurer



                         THE BANK OF NEW YORK, as
                         Administrative Agent and as a Lender



                         By: R. Wes Towns
                             ---------------------
                             Name:  R. Wes Towns
                             Title: Vice President



                         THE FIRST NATIONAL BANK OF BOSTON



                         By: Richard A. Low
                             ----------------------
                             Name:  Richard A. Low
                             Title: Division Executive



                         THE FIRST NATIONAL BANK OF CHICAGO



                         By: Nathan L. Bloch
                             ----------------------
                             Name:  Nathan L. Bloch
                             Title: Vice President



                         INTERNATIONALE NEDERLANDEN
                         (U.S.) CAPITAL CORPORATION



                         By: Barry A. Iseley
                             ----------------------
                             Name:  Barry A. Iseley
                             Title: Vice President



                         USL CAPITAL CORPORATION



                         By:
                             ---------------------
                             Name:
                             Title:



                         PILGRIM PRIME RATE TRUST



                         By: Kathleen Linarcic
                             ---------------------
                             Name:  Kathleen Linarcic
                            Title:  Senior Credit Analyst



                         VAN KAMPEN MERRITT
                         PRIME RATE INCOME TRUST



                         By: Jeffrey W. Maillet
                             ---------------------
                            Name:  Jeffrey W. Maillet
                            Title: